Exhibit 99.2

Leader’s Advantage Acquisition Corp. Announces Closing of $150,000,000 Initial Public Offering

Mt laurel Township, NJ, Sept. 21, 2026 (GLOBE NEWSWIRE) -- Leader’s Advantage Acquisition Corp. (Nasdaq: LEDRU) (the “Company”), a blank check company whose business purpose is to effect a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, announced today the closing of its previously announced initial public offering of 15,000,000 units. The units were sold at a price of $10.00 per unit. The Company’s units began trading on September 18, 2026 on the Nasdaq Global Market under the symbol “LEDRU”. Each unit consists of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant is exercisable to purchase one Class A ordinary share of the Company at a price of $11.50 per share. Only whole warrants are exercisable and will trade. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on the Nasdaq Global Market under the ticker symbols “LEDR” and “LEDRW,” respectively.

The Company’s primary focus will be on completing a healthcare-focused business combination with an established business of scale along with first-in-class drug candidates with large addressable markets poised for continued growth, led by a highly regarded management team, that the Company’s management believes would benefit from financial, operational, strategic or managerial enhancement to maximize value. The Company is led by Dr. Paritosh M. Chakrabarti, Chairman and Chief Executive Officer, Dr. Raj Chakrabarti, President, and Edward Krynski, Chief Financial Officer.

Clear Street LLC acted as lead book-running manager and D. Boral Capital LLC acted as bookrunner for the offering. The Company has granted the underwriters a 45-day option to purchase up to 2,250,000 additional units at the initial public offering price to cover over-allotments, if any.

A registration statement on Form S-1 (File No. 333-296772), as amended, relating to the securities has been filed with the Securities and Exchange Commission (“SEC”) and was declared effective on September 17, 2026. The public offering was made only by means of a prospectus. Copies of the final prospectus relating to the offering may be obtained from: Clear Street LLC, Attn: Syndicate Department, 150 Greenwich Street, 45th Floor, New York, NY 10007, or via email at ecm@clearstreet.io and D. Boral Capital LLC, 590 Madison Avenue, 39th Floor, New York, NY 10022, or via email at dbccapitalmarkets@dboralcapital.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated use of the net proceeds from the offering and the Company’s expectations regarding its ability to complete a business combination. No assurance can be given that the Company will ultimately complete a business combination transaction in the sector it is targeting, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement filed with the SEC and the final prospectus for the Company’s initial public offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About Leader’s Advantage Acquisition Corp.

Leader’s Advantage Acquisition Corp. is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company intends to focus on completing a business combination with an established business of scale poised for continued growth, within the healthcare, specialty chemicals, pharmaceutical, and defense industries.

Media Contact:
Paul Weiss
pweiss@pmc-group.com